EXHIBIT 5
                               _________


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                             SCHEDULE 13D


               Under the Securities Exchange Act of 1934


                        Mellon Bank Corporation
                        _______________________
                           (Name of issuer)


                     Common Stock, $.50 par value
                     ____________________________
                    (Title of class of securities)


                              585509102
                              _________
                            (CUSIP number)


                        Louise M. Parent, Esq.
                       American Express Company
                        American Express Tower
                        World Financial Center
                       New York, New York  10285
                            (212) 640-2000
       ________________________________________________________
       (Name, address and telephone number of person authorized to receive notices and communications)

                             June 30, 1993
                    _____________________________
                    (Date of event which requires
                      filing of this statement)


       If the filing person has previously filed a statement on
       Schedule 13G to report the acquisition which is the subject of this Schedule 13D because of Rule 13d-1(b)(3) or (4), check the following box
                                                  _____


       Check the following box if a fee is being paid with this
       statement
                                                    X
                                                  _____









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                             SCHEDULE 13D

CUSIP NO.   585509102

1)     NAME OF REPORTING PERSON
       S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON
       _________________________________________________
                 American Express Company
                 13-4922250

2)     CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
       _________________________________________________
          (A) _____        (B) _____

3)     SEC USE ONLY
       ____________

4)     SOURCE OF FUNDS
       _______________
                 WC, OO

5)     CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
       _________________________________________________________
       PURSUANT TO ITEMS 2(d) OR 2(e)
       ______________________________             _____

6)     CITIZENSHIP OR PLACE OF ORGANIZATION
       ____________________________________
                 New York

7)     NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
       ____________________________________________________________
       WITH SOLE VOTING POWER
       ______________________
                 5,501,668

8)     NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
       ____________________________________________________________
       WITH SHARED VOTING POWER
       ________________________
                 697

9)     NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
       ____________________________________________________________
       WITH SOLE DISPOSITIVE POWER
       ___________________________
                 5,512,303

10)    NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
       ____________________________________________________________
       WITH SHARED DISPOSITIVE POWER
       _____________________________
                 852,317

11)    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
       ____________________________________________________________
                 6,364,620

12)    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES
       ______________________________________________________________________
                                                  _____

13)    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
       __________________________________________________
                 9.6%

14)    TYPE OF REPORTING PERSON
       ________________________
                 HC, CO

Item 1. Security and Issuer.
        ___________________

       The class of equity securities to which this statement relates is the common stock, $.50 par value (the "Common Stock"), of Mellon Bank Corporation (the "Issuer"), a Pennsylvania corporation. The principal executive offices of the Issuer are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

Item 2. Identity and Background.
        _______________________

       (a)-(c), (f) This Statement is filed by American Express Company ("American Express"), a New York corporation. The principal business of American Express is providing travel related services, investors diversified financial services, international banking services and investment services throughout the world. The address of the principal business and principal office of American Express is American Express Tower, World Financial Center, New York, New York 10285.

       The name, residence or business address, present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which such employment is conducted, and citizenship, of each executive officer and director of American Express are set forth in Exhibit 1 hereto, which is incorporated herein by reference.

       (d)(e) Neither American Express, nor, to the best of its knowledge, any of the current directors or executive officers of American Express, have during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or State securities laws or finding any violation with respect to such laws.

Item 3. Source and Amount of Funds or Other Consideration.
        _________________________________________________

       On May 21, 1993, Shearson Lehman Brothers Inc. ("Shearson"), an indirect subsidiary of American Express and a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, received, among other consideration, 2,500,000 shares of Common Stock and 3,000,000 warrants to purchase 3,000,000 shares of Common Stock (the "Warrants"), in connection with the sale to the Issuer by Shearson of its indirect subsidiary, The Boston Company, Inc. On June 30, 1993, American Express purchased all such shares and warrants from Shearson for $168,800,000. American Express obtained the funds for such purchase from its working capital.

       At June 30, 1993, certain indirect subsidiaries of American Express (the "Managing Subsidiaries") also held 864,620 shares of Common Stock. American Express disclaims beneficial ownership of the shares held by the Managing Subsidiaries. The Managing Subsidiaries purchased the shares of Common Stock held by them in the ordinary course of managing investment portfolios or trading on behalf of third parties and obtained the funds for such purchases from these third parties.

Item 4. Purpose of Transaction.
        ______________________

       All the shares of Common Stock that are held directly by American Express have been acquired for investment purposes. All shares of Common Stock referred to in this statement that are held by the Managing Subsidiaries were acquired by the Managing Subsidiaries for investment purposes on behalf of third parties in the ordinary course of managing investment portfolios or trading for these third parties. Subject to the restrictions set forth in Item 6 below, American Express, the Managing Subsidiaries, as well as other subsidiaries of American Express may, from time to time, sell some or all of the shares of Common Stock in the open market, in private transactions or underwritten offerings, or hold shares of Common Stock as part of their own investment portfolio or in accounts which are managed on behalf of third parties. American Express and the Managing Subsidiaries intend to review their investments in the Issuer periodically and depending on their assessment of relevant factors (including general economic and market conditions, matters relating to the Issuer's business prospects and financial condition and the market for its securities, and matters relating to American Express) may determine from time to time to acquire additional securities of the Issuer or to dispose of any or all of the shares of Common Stock or Warrants.

       Except as described above, neither American Express nor, to the best of its knowledge, any of its subsidiaries, have any present plans or proposals which relate to or would result in any of the transactions or events described in subparagraphs (a) through (j) of
Item 4 of Schedule 13D.

Item 5. Interest in Securities of the Issuer.
        ____________________________________

       (a) As of June 30, 1993, American Express beneficially owned 6,364,620 shares of Common Stock, including 3,000,000 shares of Common Stock subject to the Warrants, 864,352 shares of Common Stock held by the Managing Subsidiaries, and 820 shares of the Issuer's Series B Convertible Preferred Stock convertible into approximately 268 shares of Common Stock held by the Managing Subsidiaries, representing in the aggregate approximately 9.6% of the outstanding shares of Common Stock. As of June 30, 1993, to the best knowledge of American Express, none of the executive officers or directors of American Express beneficially owned shares of Common Stock.

       (b) As of June 30, 1993, American Express had the sole power to vote or direct the vote, and to dispose or direct the disposition, of 5,500,000 shares of Common Stock beneficially owned by it directly, subject to certain agreements referred to in Item 6 below and incorporated herein by reference. The Managing Subsidiaries have sole power to vote or direct the vote, and dispose of or direct the disposition of, 1,668 and 12,303 shares of Common Stock, respectively. Voting and dispositive power is shared between the Managing Subsidiaries and their customers with respect to 697 and 852,317 shares of Common Stock, respectively, in the ordinary course of managing investment portfolios on behalf of such customers.

       (c) Except as described in Item 3 or as set forth in Exhibit 2 hereto, which is incorporated herein by reference, neither American Express, nor to the best knowledge of American Express, the Managing Subsidiaries or any director or executive officer of American Express, has effected any transaction in the shares of Common Stock during the past 60 days.

       (d) Neither American Express, nor, to its best knowledge, any of its executive officers or directors, knows of any other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock beneficially owned by American Express.

       (e)  Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with
        _____________________________________________________________
Respect to Securities of the Issuer.
___________________________________

       American Express purchased 2,500,000 shares of Common Stock and 3,000,000 Warrants from Shearson pursuant to a Purchase Agreement dated June 30, 1993 among American Express, Shearson and Shearson Lehman Brothers Holdings Inc. The Purchase Agreement is filed as
Exhibit 3 hereto, and is incorporated herein by reference.

       American Express has entered into a letter agreement with the Issuer dated June 30, 1993, pursuant to which American Express has agreed not to sell 2,500,000 shares of Common Stock and 3,000,000 Warrants prior to July 25, 1993, subject to certain exceptions. The letter agreement is filed as Exhibit 4 hereto, and is incorporated herein by reference.

       American Express has certain rights relating to the Common Stock and Warrants purchased from Shearson, under a Registration Rights Agreement between Shearson and the Issuer dated May 21, 1993, a Warrant Agreement between the Issuer and Mellon Bank, N.A., as Warrant Agent, dated May 21, 1993, and a Stock Purchase Agreement between the Issuer and Shearson dated September 14, 1992. Copies of such agreements are filed herewith as Exhibits 5, 6, and 7, respectively, and are incorporated herein by reference.

       American Express has made a commitment to the staff of the Federal Reserve Board not to exercise the Warrants to the extent such exercise would result in American Express owning more than five percent of the outstanding Common Stock (other than shares held in a fiduciary capacity). A copy of a letter confirming such commitment is filed as Exhibit 8 hereto, and is incorporated herein by reference.

       Except as described in this Item 6 and in Item 5(b) above, neither American Express, nor, to the best knowledge of American Express, any of the executive officers or directors of American Express, has any contracts, arrangements, understandings or relationships (legal or otherwise) with each other or with any other person with respect to any securities of the Issuer, including but not limited to the transfer or voting of any of the shares of the Common Stock, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding or proxies.

Item 7. Material to be Filed as Exhibits.
        ________________________________

       1. Information with respect to executive officers and directors of American Express Company.

       2.   Purchases and sales of common stock of Mellon Bank
            Corporation since April 30, 1993.

       3.   Purchase Agreement dated June 30, 1993 among
            Shearson Lehman Brothers Holdings Inc., Shearson
            Lehman Brothers Inc. and American Express Company.

       4.   Letter Agreement dated June 30, 1993 between American
            Express Company and Mellon Bank Corporation.


       5. Form of Registration Rights Agreement between Mellon Bank Corporation and Shearson Lehman Brothers Inc.
            (incorporated by reference from Exhibit 4.6 to Mellon
            Bank Corporation's Registration Statement on Form S-3, as amended (File No. 33-61822)).

       6. Form of Warrant Agreement between Mellon Bank Corporation and Mellon Bank, N.A., as Warrant Agent (incorporated by reference from Exhibit 4.4 to Mellon Bank Corporation's Registration Statement on Form S-3, as amended (File No. 33-61822)).

       7. Stock Purchase Agreement dated as of September 14, 1992 by and between Mellon Bank Corporation and Shearson Lehman Brothers Inc. (incorporated by reference from
            Exhibit 10.15 to Shearson Lehman Brothers Holdings Inc. Annual Report on Form 10-K for the year ended December 31, 1992).

       8. Letter from Paul Seader, Assistant General Counsel of American Express Company, to J. Virgil Mattingly, General Counsel of the Federal Reserve Board, dated February 25, 1993, relating to the exercise of certain warrants.

                               SIGNATURE



       After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.


Dated: July 9, 1993


                                  AMERICAN EXPRESS COMPANY



                              By: /s/ Stephen P. Norman
                                  _________________________
                                  Name:  Stephen P. Norman
                                  Title: Secretary













































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